UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 29, 2012 (October 24, 2012)

Duff & Phelps Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33693	20-8893559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, 31st Floor, New York, New York	10055
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(212) 871-2000

N/A
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 24, 2012, the board of directors (the “Board”) of Duff & Phelps Corporation (the “Company”) appointed Norman S. Matthews as a new director, effective immediately, and appointed him to serve as a member of the Nominating and Corporate Governance Committee of the Board.

Mr. Matthews has over three decades of experience as a business leader in marketing and merchandising, and is currently an independent business consultant. From 1978 to 1988, Mr. Matthews served in various senior management positions for Federated Department Stores, Inc., including President from 1987 to 1988. Mr. Matthews currently serves on the board of directors at Henry Schein, Inc., Spectrum Brands, Inc. and The Children's Place Retail Stores, Inc. Mr. Matthews is a director emeritus of Sunoco, Toys 'R' Us and Federated Department Stores and is a trustee emeritus at the American Museum of Natural History. During the past five years, Mr. Matthews served on the board of directors of Finlay Fine Jewelry Corporation, Finlay Enterprises, Inc. and The Progressive Corporation. In 2005, Mr. Matthews was named as one of eight outstanding directors by the Outstanding Directors Exchange (an annual award voted on by peer directors and awarded to an outstanding director for the key role played during a crisis, a business transformation or a turnaround). Mr. Matthews received his B.A. from Princeton University and his M.B.A. from Harvard Business School at Harvard University.

Mr. Matthews will be compensated for his service as a director pursuant to the Company's existing director compensation scheme disclosed in the Company's proxy statement filed March 5, 2012. Mr. Matthews is not a party to any transaction that is required to be reported pursuant to Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company regarding the appointment of Mr. Matthews is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1    Press release, dated October 25, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUFF & PHELPS CORPORATION

/s/ Edward S. Forman
Edward S. Forman
Executive Vice President, General Counsel and Secretary

Dated: October 29, 2012

DUFF & PHELPS CORPORATION
CURRENT REPORT ON FORM 8-K
Report dated October 29, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated October 25, 2012.